UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2019 (June 10, 2019)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 10, 2019, i3 Verticals, Inc. (the “Company”) completed an underwritten offering (the “Offering”) of 5,165,527 shares of its Class A common stock pursuant to a registration statement filed on Form S-1, initially filed on June 3, 2019 (File No. 333-231904) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The 5,165,527 shares of Class A common stock sold in the Offering included a full exercise of the underwriters’ option to purchase 673,764 additional shares of Class A common stock from the Company. The shares of Class A common stock issued by the Company were sold at a public offering price of $22.75, which generated approximately $111.6 million in net proceeds to the Company after deducting the underwriting discounts and commissions but before offering expenses.

The Company used all of the net proceeds received by the Company from the sale of shares of its Class A common stock in the Offering to purchase (i) 1,000,000 common units of i3 Verticals, LLC (the “Common Units”) directly from i3 Verticals, LLC and (ii) 4,165,527 Common Units (including 673,764 Common Units due to the exercise of the underwriters’ option to purchase additional shares in full) from certain holders of Common Units, in each case at a price per Common Unit equal to the price per share paid by the underwriters for shares of our Class A common stock in the Offering. i3 Verticals, LLC will receive an estimated $20.9 million in net proceeds from the sale of Common Units to i3 Verticals, Inc., after deducting estimated offering expenses of $0.7 million. i3 Verticals, LLC intends to use all the net proceeds it receives to repay outstanding indebtedness.

Cowen and Company, LLC, Raymond James & Associates, Inc. and BofA Securities, Inc. acted as joint book-running managers for the Offering and as representatives of the underwriters. KeyBanc Capital Markets Inc. acted as bookrunner and D.A. Davidson & Co. acted as co-manager for the Offering.

In connection with the Offering, the Company disclosed in its Registration Statement certain updated risk factor disclosures from those previously included under Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018. Accordingly, the risk factor disclosures in the section titled “Risk Factors” from pages 22 to 47 of the Registration Statement are hereby incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 10, 2019

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer